                         EXHIBIT INDEX


Exhibit No.      Description                    Page
-----------      -----------                    ----




  A         Constituent instruments of       To be filed by
            Property Company                 amendment

            F                                Opinion of Counsel  To be filed by
                                             amendment

  H         Proposed Form of Notice          Filed herewith


Financial Statements

  1-A       Balance Sheet of NEES (Parent    Filed herewith
            Company only) at June 30,
            1998, Actual

  1-B       Statement of Income and Retained           Filed herewith
            Earnings for NEES (Parent Company
            only) for twelve months ended
            June 30, 1998, Actual

  2-A       Consolidated Balance Sheet of    Filed herewith
            NEES at June 30, 1998,
            Actual

  2-B       Statement of Consolidated Income           Filed herewith
            for NEES for twelve months ended
            June 30, 1998, Actual

  27        Financial Data Schedule for NEES Filed herewith